UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)
Payment of filing fee (check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, APRIL 28, 2020

The following Notice of Change of Location (the "Notice") supplements and relates to the original notice and proxy statement (the “Proxy Statement”) of Noble Energy, Inc. (the “Company”), dated March 10, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Tuesday, April 28, 2020. This Notice is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 13, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT AND ORIGINAL NOTICE.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 28, 2020

To the Shareholders of NOBLE ENERGY, INC:

Because of the public health risks and impacts of the coronavirus (COVID-19) outbreak and in an abundance of caution to support the health and well-being of our employees and shareholders, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders (the "Annual Meeting") of Noble Energy, Inc (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Tuesday, April 28, 2020 at 9:30 a.m., Central Time. In light of public health concerns regarding the coronavirus outbreak and in consideration of medical and governmental recommendations and orders limiting the number of persons that may gather at public events, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically in person.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 2, 2020, the record date, or hold a legal proxy for the Annual Meeting provided by your bank, broker, or nominee. To participate in the Annual Meeting at www.virtualshareholdermeeting.com/NBL2020, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. Once admitted, you may submit questions, vote or view our list of shareholders during the Annual Meeting by following the instructions available on the meeting website during the Annual Meeting. You may also submit questions in advance of the Annual Meeting using the same 16-digit control number at www.proxyvote.com until April 26, 2020 at 5:00 p.m., Central Time.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted, no additional action is required.

By Order of the Board of Directors,
Rachel G. Clingman
Senior Vice President, General Counsel
and Corporate Secretary

April 13, 2020

The Annual Meeting on April 28, 2020 at 9:30 a.m. Central Time is available at www.virtualshareholdermeeting.com/NBL2020. The proxy statement and 2019 Annual Report are available on our Investor Relations website at http://investors.nblenergy.com. Additionally, you may access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.